FOR IMMEDIATE RELEASE	Company Contact
Investors: Jim Zeumer
(404) 978-6434
jim.zeumer@pultegroup.com

PULTEGROUP REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS

•Earnings of $3.03 Per Share
•Closings Totaled 7,639 Homes Generating Home Sale Revenues of $4.3 Billion
•Home Sale Gross Margin of 27.0%
•Net New Orders Totaled 7,083 Homes with a Value of $3.9 Billion
•Unit Backlog of 10,779 Homes with a Value of $6.8 Billion
•Debt-to-Capital Ratio Lowered to 11.4%
•Cash Balance of $1.3 Billion After Repurchasing $300 Million of Common Shares

ATLANTA – July 22, 2025 – PulteGroup, Inc. (NYSE: PHM) announced today financial results for its second quarter ended June 30, 2025. For the quarter, the Company reported net income of $608 million, or $3.03 per share. Prior year reported net income of $809 million, or $3.83 per share, included a $52 million pre-tax, or $0.19 per share, insurance benefit and a $13 million, or $0.06 per share, tax benefit related to the favorable resolution of certain state tax matters, recorded in the period.

“PulteGroup continues to deliver strong financial results, as our disciplined business practices allow us to navigate today’s highly competitive homebuilding environment,” said Ryan Marshall, President and Chief Executive Officer of PulteGroup. “We achieved second quarter earnings of $3.03 per share, as we closed 7,639 homes while driving exceptional gross and operating margins of 27.0% and 17.9%, respectively. Our operating and financial results allowed us to continue to return funds to shareholders, as we repurchased $300 million of stock in the second quarter, while generating a return on equity* of 23%.

“Over the course of the 2025 spring selling season, we saw consumers dealing with a range of issues from high interest rates and challenged affordability to macro concerns about the strength of the economy. We are encouraged, however, by the positive consumer response we saw to the pullbacks in interest rates in late June and at times earlier in the year.

“Given the market dynamics we experienced in the first half of the year, we have aligned our home production and land investment to effectively serve today’s current core demand, while positioning us to retain and grow our market share as demand strengthens in the future.”

Home sale revenues for the second quarter decreased by 4% from the prior year to $4.3 billion. Lower revenues for the quarter were the result of a 6% decrease in closings to 7,639 homes, partially offset by a 2% increase in average sales price to $559,000.

For its second quarter, PulteGroup reported a home sale gross margin of 27.0%, which is down from 29.9% last year, but was consistent with the Company’s previously provided guidance range. The Company’s reported second quarter SG&A expense was $390 million, or 9.1% of home sale revenues. Prior year reported SG&A expense of $361 million, or 8.1% of home sale revenues, included the $52 million pre-tax insurance benefit recorded in the period.

The Company reported net new orders for the second quarter of 7,083 homes, which is down 7% from prior year net new orders of 7,649 homes. The dollar value of net new orders in the second quarter was $3.9 billion, compared with $4.4 billion in the prior year quarter. For the second quarter, the Company operated out of an average of 994 communities, which is an increase of 6% over the second quarter of 2024.

At quarter end, the Company’s backlog was 10,779 homes with a value of $6.8 billion.

In the second quarter, the Company's financial services operations reported pre-tax income of $43 million, compared with prior year pre-tax income of $63 million. Pre-tax income for the period was impacted by the lower closing volumes in the Company’s homebuilding operations. Mortgage capture rate for the second quarter was 85%, compared with 86% last year.

The Company ended the quarter with $1.3 billion in cash and a debt-to-capital ratio of 11.4%.

During the quarter, the Company repurchased 3.0 million of its outstanding common shares for $300 million, or an average price of $100.54 per share. Through the first six months of 2025, the Company has repurchased 5.8 million shares, or 3% of its common shares, for $600 million.

A conference call discussing PulteGroup's second quarter 2025 results is scheduled for Tuesday, July 22, 2025, at 8:00 a.m. Eastern Time. Interested investors can access the live webcast via PulteGroup's corporate website at www.pultegroup.com.

* The Company's return on equity is calculated as net income for the trailing twelve months divided by average shareholders' equity, where average shareholders' equity is the sum of ending shareholders' equity balances of the trailing five quarters divided by five.

Forward-Looking Statements

This release includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “may,” “can,” “could,” “might,” “should,” “will” and similar expressions identify forward-looking statements, including statements related to any potential impairment charges and the impacts or effects thereof, expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; the impact of any changes to our strategy in responding to the cyclical nature of the industry or deteriorations in industry changes or downward changes in general economic or other business conditions, including any changes regarding our land positions and the levels of our land spend; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; supply shortages and the cost of labor and building materials; the availability and cost of land and other raw materials used by us in our homebuilding operations; a decline in the value of the land and home inventories we maintain and resulting possible future writedowns of the carrying value of our real estate assets; competition within the industries in which we operate; rapidly changing technological developments including, but not limited to, the use of artificial intelligence in the homebuilding industry; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities, slow growth initiatives and/or local building moratoria; the availability and cost of insurance covering risks associated with our businesses, including warranty and other legal or regulatory proceedings or claims; damage from improper acts of persons over whom we do not have control or attempts to impose liabilities or obligations of third parties on us; weather related slowdowns; the impact of climate change and related governmental regulation; adverse capital and credit market conditions, which may affect our access to and cost of capital; the insufficiency of our income tax provisions and tax reserves, including as a result of changing laws or interpretations; the potential that we do not realize our deferred tax assets; our inability to sell mortgages into the secondary market; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans, and related claims against us; risks associated with the implementation of a new enterprise resource planning system; risks related to information technology failures, data security issues, and the effect of cybersecurity incidents and threats; the impact of negative publicity on sales; failure to retain key personnel; the impairment of our intangible assets; the disruptions associated with the COVID-19 pandemic (or another epidemic or pandemic or similar public threat or fear of such an event), and the measures taken to address it; the effect of cybersecurity incidents and threats; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See Item 1A – Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for a further discussion of these and other risks and uncertainties applicable to our businesses. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations.

About PulteGroup

PulteGroup, Inc. (NYSE: PHM), based in Atlanta, Georgia, is one of America’s largest homebuilding companies with operations in more than 45 markets throughout the country. Through its brand portfolio that includes Centex, Pulte Homes, Del Webb, DiVosta Homes, American West and John Wieland Homes and Neighborhoods, the company is one of the industry’s most versatile homebuilders able to meet the needs of multiple buyer groups and respond to changing consumer demand. PulteGroup’s purpose is building incredible places where people can live their dreams.

For more information about PulteGroup, Inc. and PulteGroup brands, go to pultegroup.com; pulte.com; centex.com; delwebb.com; divosta.com; jwhomes.com; and americanwesthomes.com. Follow PulteGroup, Inc. on X: @PulteGroupNews.

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PulteGroup, Inc.
Consolidated Statements of Operations
($000's omitted, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
Homebuilding
Home sale revenues	$4,267,975	$4,448,168	$8,017,244	$8,267,754
Land sale and other revenues	34,622	39,825	87,176	77,042
	4,302,597	4,487,993	8,104,420	8,344,796
Financial Services	101,158	111,662	191,986	204,019
Total revenues	4,403,755	4,599,655	8,296,406	8,548,815

Homebuilding Cost of Revenues:
Home sale cost of revenues	(3,115,450)	(3,117,482)	(5,834,564)	(5,806,569)
Land sale and other cost of revenues	(30,488)	(38,873)	(81,443)	(75,917)
	(3,145,938)	(3,156,355)	(5,916,007)	(5,882,486)

Financial Services expenses	(59,611)	(49,334)	(114,581)	(100,712)
Selling, general, and administrative expenses	(390,453)	(361,145)	(783,790)	(718,739)
Equity income from unconsolidated entities, net	409	2,167	911	40,069
Other income (expense), net	(1,006)	13,324	5,355	30,008
Income before income taxes	807,156	1,048,312	1,488,294	1,916,955
Income tax expense	(198,673)	(239,179)	(357,012)	(444,846)
Net income	$608,483	$809,133	$1,131,282	$1,472,109

Per share:
Basic earnings	$3.05	$3.86	$5.64	$6.99
Diluted earnings	$3.03	$3.83	$5.60	$6.93
Cash dividends declared	$0.22	$0.20	$0.44	$0.40

Number of shares used in calculation:
Basic	199,243	209,547	200,645	210,692
Effect of dilutive securities	1,438	1,654	1,520	1,682
Diluted	200,681	211,201	202,165	212,374

PulteGroup, Inc.
Condensed Consolidated Balance Sheets
($000's omitted)
(Unaudited)

	June 30, 2025	December 31, 2024

ASSETS

Cash and equivalents	$1,234,158	$1,613,327
Restricted cash	33,168	40,353
Total cash, cash equivalents, and restricted cash	1,267,326	1,653,680
House and land inventory	13,216,008	12,692,820
Residential mortgage loans available-for-sale	581,597	629,582
Investments in unconsolidated entities	181,803	215,416
Other assets	2,178,780	2,001,991
Goodwill	68,930	68,930
Other intangible assets	41,636	46,303
Deferred tax assets	51,731	55,041
	$17,587,811	$17,363,763

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable	$712,864	$727,995
Customer deposits	520,549	512,580
Deferred tax liabilities	460,070	443,566
Accrued and other liabilities	1,197,964	1,412,166
Financial Services debt	498,357	526,906
Notes payable	1,623,065	1,618,586
	5,012,869	5,241,799
Shareholders' equity	12,574,942	12,121,964
	$17,587,811	$17,363,763

PulteGroup, Inc.
Consolidated Statements of Cash Flows
($000's omitted)
(Unaudited)

	Six Months Ended
	June 30,
	2025	2024
Cash flows from operating activities:
Net income	$1,131,282	$1,472,109
Adjustments to reconcile net income to net cash from operating activities:
Deferred income tax expense	19,798	89,321
Land-related charges	42,184	7,798
Depreciation and amortization	49,714	42,891
Equity income from unconsolidated entities	(911)	(40,069)
Distributions of income from unconsolidated entities	3,060	2,358
Share-based compensation expense	30,973	29,084
Other, net	(380)	120
Increase (decrease) in cash due to:
Inventories	(533,041)	(473,665)
Residential mortgage loans available-for-sale	47,986	(55,346)
Other assets	(175,258)	(294,335)
Accounts payable, accrued and other liabilities	(193,674)	(123,002)
Net cash provided by operating activities	421,733	657,264
Cash flows from investing activities:
Capital expenditures	(64,138)	(55,317)
Investments in unconsolidated entities	(7,954)	(9,096)
Distributions of capital from unconsolidated entities	39,419	3,474
Other investing activities, net	(6,509)	(5,262)
Net cash used in investing activities	(39,182)	(66,201)
Cash flows from financing activities:
Repayments of notes payable	(9,163)	(318,288)
Financial Services borrowings (repayments), net	(28,549)	24,416
Proceeds from liabilities related to consolidated inventory not owned	16,633	32,721
Payments related to consolidated inventory not owned	(22,438)	(70,608)
Share repurchases	(600,000)	(559,999)
Excise tax on share repurchases	(11,550)	—
Cash paid for shares withheld for taxes	(23,761)	(17,623)
Dividends paid	(90,077)	(84,893)
Net cash used in financing activities	(768,905)	(994,274)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(386,354)	(403,211)
Cash, cash equivalents, and restricted cash at beginning of period	1,653,680	1,849,177
Cash, cash equivalents, and restricted cash at end of period	$1,267,326	$1,445,966

Supplemental Cash Flow Information:
Interest paid (capitalized), net	$8,088	$13,215
Income taxes paid (refunded), net	$392,286	$365,061

PulteGroup, Inc.
Segment Data
($000's omitted)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
HOMEBUILDING:
Home sale revenues	$4,267,975	$4,448,168	$8,017,244	$8,267,754
Land sale and other revenues	34,622	39,825	87,176	77,042
Total Homebuilding revenues	4,302,597	4,487,993	8,104,420	8,344,796

Home sale cost of revenues	(3,115,450)	(3,117,482)	(5,834,564)	(5,806,569)
Land sale and other cost of revenues	(30,488)	(38,873)	(81,443)	(75,917)
Selling, general, and administrative expenses	(390,453)	(361,145)	(783,790)	(718,739)
Equity income (loss) from unconsolidated entities, net	(841)	1,117	(339)	39,019
Other income (expense), net	(1,006)	13,324	5,355	30,008
Income before income taxes	$764,359	$984,934	$1,409,639	$1,812,598

FINANCIAL SERVICES:
Income before income taxes	$42,797	$63,378	$78,655	$104,357

CONSOLIDATED:
Income before income taxes	$807,156	$1,048,312	$1,488,294	$1,916,955

PulteGroup, Inc.
Segment Data, continued
($000's omitted)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Home sale revenues	$4,267,975	$4,448,168	$8,017,244	$8,267,754

Closings - units
Northeast	451	378	790	663
Southeast	1,402	1,499	2,595	2,944
Florida	1,882	2,150	3,532	4,067
Midwest	1,272	1,196	2,362	2,186
Texas	1,218	1,472	2,257	2,800
West	1,414	1,402	2,686	2,532
	7,639	8,097	14,222	15,192
Average selling price	$559	$549	$564	$544

Net new orders - units
Northeast	384	400	788	841
Southeast	1,405	1,396	2,761	2,790
Florida	1,773	1,746	3,642	3,718
Midwest	1,272	1,265	2,660	2,539
Texas	1,042	1,275	2,329	2,729
West	1,207	1,567	2,668	3,411
	7,083	7,649	14,848	16,028
Net new orders - dollars	$3,887,938	$4,358,508	$8,365,765	$9,057,167

Unit backlog
Northeast			613	745
Southeast			2,078	2,092
Florida			2,905	3,443
Midwest			2,100	2,045
Texas			1,020	1,566
West			2,063	3,091
			10,779	12,982
Dollars in backlog			$6,843,239	$8,109,128

PulteGroup, Inc.
Segment Data, continued
($000's omitted)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
MORTGAGE ORIGINATIONS:
Origination volume	4,984	5,105	9,255	9,437
Origination principal	$2,164,755	$2,140,103	$4,030,773	$3,895,150
Capture rate	84.8%	86.5%	85.5%	85.4%

Supplemental Data
($000's omitted)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Interest in inventory, beginning of period	$139,541	$148,101	$139,960	$139,078
Interest capitalized	26,129	29,284	52,221	59,903
Interest expensed	(29,046)	(28,023)	(55,557)	(49,619)
Interest in inventory, end of period	$136,624	$149,362	$136,624	$149,362

PulteGroup, Inc.
Reconciliation of Non-GAAP Financial Measures

This report contains information about our debt-to-capital ratios. These measures could be considered non-GAAP financial measures under the SEC's rules and should be considered in addition to, rather than as a substitute for, comparable GAAP financial measures. We calculate total net debt by subtracting total cash, cash equivalents, and restricted cash from notes payable to present the amount of assets needed to satisfy the debt. We use the debt-to-capital and net debt-to-capital ratios as indicators of our overall leverage and believe they are useful financial measures in understanding the leverage employed in our operations. We believe that these measures provide investors relevant and useful information for evaluating the comparability of financial information presented and comparing our profitability and liquidity to other companies in the homebuilding industry. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate these measures and any adjustments thereto before comparing our measures to those of such other companies.

The following table sets forth a reconciliation of the debt-to-capital ratios ($000's omitted):

Debt-to-Capital Ratios

	June 30, 2025	December 31, 2024
Notes payable	$1,623,065	$1,618,586
Shareholders' equity	12,574,942	12,121,964
Total capital	$14,198,007	$13,740,550
Debt-to-capital ratio	11.4%	11.8%

Notes payable	$1,623,065	$1,618,586
Less: Total cash, cash equivalents, and restricted cash	(1,267,326)	(1,653,680)
Total net debt	$355,739	$(35,094)
Shareholders' equity	12,574,942	12,121,964
Total net capital	$12,930,681	$12,086,870
Net debt-to-capital ratio	2.8%	(0.3)%